EXHIBIT 10.2

ONYX SOFTWARE CORPORATION

REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this “Agreement”) is made as of April 6, 2004, by and between Onyx Software Corporation, a Washington corporation (“Onyx”), and Visuale, Inc., a Delaware corporation (the “Holder”), the holder of an aggregate of 504,891 shares (the “Shares”) of common stock, $.01 par value per share, of Onyx (the “Onyx Common Stock”).

RECITALS

A. Onyx and the Holder have entered into that certain Asset Purchase Agreement dated as of April 6, 2004 (the “Purchase Agreement”), pursuant to which, among other things, Onyx agreed to issue the Shares to the Holder. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement.

B. As a condition to the transactions contemplated by the Purchase Agreement (the “Transaction”), Onyx must enter into this Agreement with the Holder to provide certain rights to register the resale of the Shares by the Holder.

C. Onyx and the Holder each desire to facilitate the transaction, contemplated by the Purchase Agreement by agreeing to the terms and conditions set forth in this Agreement.

AGREEMENT

     The parties to this Agreement hereby covenant and agree as follows:

1.	DEFINITIONS

     For purposes of this Agreement:

     1.1 The term “Registrable Securities” means the Shares that were issued to the Holder pursuant to Section 3.1.1 of the Purchase Agreement (and any other shares of Onyx Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares); provided, however, that the foregoing definition shall exclude any Registrable Securities sold by a person or entity in a transaction in which his, her or its rights under this Agreement are not permissibly assigned or transferred in accordance with Section 3 hereof.

     1.2 The term “Holder” means (a) as of the date of this Agreement, the Holder and (b) after the date of this Agreement, any person to whom Registrable Securities have been permissibly assigned or transferred in accordance with the Purchase Agreement and Section 3 hereof.

     1.3 The term “Form S-3” means such form of registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form under the Securities Act that permits significant incorporation by reference of Onyx’s public filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     1.4 The term “Disclosure Condition” means, that in the good-faith judgment of Onyx’s Board of Directors, the sale of the Registrable Securities (or any public disclosure that would be necessary or advisable in connection with such sale) would materially interfere with any pending or proposed acquisition, corporate reorganization or other material transaction involving Onyx or its subsidiaries, would require Onyx to make either necessary or advisable public disclosure of information, the disclosure of which would have a material adverse effect on Onyx, or would otherwise create a substantial likelihood of material detriment or injury to Onyx or its business or affairs.

     1.5 The term “Majority Holders” means, at the relevant time of reference thereto, those Holders holding and/or having the right to acquire, as the case may be, more than a majority of the Registrable Securities then held by all of the Holders.

2.	FORM S-3 REGISTRATION

     2.1 Shelf Registration.

          (a) No later than 90 days after the date hereof, Onyx shall prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 or the shortest form of registration statement then available for use by Onyx (the “Registration Statement”) registering for resale the Registrable Securities, which sales may be effected from time to time on the Nasdaq National Market or in privately negotiated transactions. Onyx shall use its best efforts to cause the Registration Statement to (i) be declared effective by the SEC as soon as practicable after filing and (ii) remain effective until the earlier of (A) April 30, 2006 and (B) the date on which all of the Registrable Securities covered by the Registration Statement have been sold. This period of effectiveness of the Registration Statement shall be referred to herein as the “Selling Period” for the Registrable Securities registered thereon.

          (b) Onyx shall not be obligated to effect any such registration pursuant to this Section 2.1 if Onyx shall furnish to the Holder a certificate signed by the chief executive officer or chief financial officer of Onyx stating that: (A) in the good-faith judgment of Onyx’s Board of Directors, effectuating a registration would be materially detrimental to Onyx and its shareholders or (B) there exists a Disclosure Condition, in which event Onyx shall have the right to defer the filing of either the Registration Statement until the filing would no longer be detrimental or until disclosure is made, but in no event later than 45 days after the date of such certificate (subject to the limitation on delays and suspensions set forth in Section 2.3(b) hereof); provided, however, that Onyx may not so delay the filing at any time during which Onyx is publicly selling shares of its capital stock or has another registration statement effective or the executive officers and directors of Onyx are permitted to engage in trades of Onyx Common Stock (other than pursuant to a Rule 10b5-1 trading plan); and provided further, that the applicable Selling Period shall be extended by the number of days by which the initial filing of the Registration Statement was so delayed.

     2.2 Obligations of Onyx.

     In effecting the registration of the Registrable Securities under Section 2.1 hereof, Onyx shall use its best efforts to:

          (a) during each Selling Period, prepare (and afford counsel for the Holders a reasonable opportunity to review and comment on) and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with such registration statement (the “Prospectus”) as may be necessary to comply with the provisions of the Securities Act and applicable state securities laws with respect to the disposition of all Registrable Securities covered by the Registration Statement;

          (b) during each Selling Period, furnish to each of the Holders such numbers of copies of the applicable Prospectus, including the applicable preliminary Prospectus, and such other documents as the Holders may reasonably request to facilitate the disposition of the Registrable Securities covered by the Registration Statement;

          (c) promptly notify the Holders when the SEC notifies Onyx that the Registration Statement has been declared effective;

          (d) register and qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such states or jurisdictions as shall be reasonably requested by the Holders; provided, however, that Onyx shall not be required, in connection with or as a condition to such registration and qualification, to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (e) cause all such Registrable Securities covered by the Registration Statement to be listed on the Nasdaq National Market or such other securities exchange, if any, on which Onyx Common Stock is then listed; and

          (f) during the period in which a Prospectus is required to be delivered under the Securities Act, promptly notify each Holder of Registrable Securities covered by the Registration Statement in the event there exists a Disclosure Condition or of the happening of any event as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

     2.3 Suspension of Registration Statement.

          (a) If at any time, and from time to time, during the Selling Period Onyx shall furnish to the Holders a certificate signed by the chief executive officer or chief financial officer of Onyx stating that (i) in the good-faith judgment of Onyx’s Board of Directors, permitting the sale of Onyx Common Stock pursuant to the Registration Statement at such time would be materially detrimental to Onyx and its shareholders or (ii) there exists a Disclosure Condition, Onyx may require that no sales be made by the Holders under the Registration Statement or the applicable Prospectus until such time as Onyx notifies the Holders in writing that such sales may be resumed; provided, however, that Onyx shall not exercise this right for more than a total of 90 days in the case of any one delay (subject to the limitation on delays and suspensions set forth in Section 2.3(b) hereof); and provided further, that Onyx may not so suspend the use of the Registration Statement during any time in which Onyx is publicly selling shares of its capital stock or has another registration statement effective and not so suspended or the executive officers and directors of Onyx are permitted to engage in trades of Onyx Common Stock (other than pursuant to a Rule 10b5-1 trading plan); and provided further, that the applicable Selling Period shall be extended by the aggregate number of days for which the use of the Registration Statement is suspended.

          (b) Notwithstanding any other provision of this Agreement, Onyx shall not exercise its rights under Section 2.1(b), Section 2.3(a) and Section 2.3(c) hereof to delay or suspend the Registration Statement for more than an aggregate of 120 days nor more than twice during any twelve (12)-month period.

          (c) If such suspension shall relate to a Disclosure Condition, then Onyx shall (i) make the required disclosure as soon as practicable after such notice to the Holders and (ii) if necessary, prepare and file as soon as reasonably practicable any amendment to the Registration Statement or supplement to the applicable Prospectus or any Exchange Act filing as shall be required to correct any untrue statement or omission causing a Disclosure Condition, notify the Holders of any such filing and furnish the Holders with a reasonable number of copies of any such amendment or supplement. Onyx may delay filing, preparing or distributing any such amendment or supplement, however, if Onyx shall deliver a certificate signed by the chief executive officer or chief financial officer of Onyx stating that, in the good-faith judgment of Onyx’s Board of Directors, amending the Registration Statement or supplementing the Prospectus at such time would be materially detrimental to Onyx and its shareholders; provided, however, that Onyx shall not exercise this right for more than 60 days in the case of any one delay (subject to the limitation on delays and suspensions set forth in Section 2.3(b) hereof); and provided further, that Onyx may not so delay such amendment or supplement during any time in which Onyx is publicly selling shares of its capital stock or the executive officers and directors of Onyx are permitted to engage in trades of Onyx Common Stock (other than pursuant to a Rule 10b5-1 trading plan); and provided further, that the applicable Selling Period shall be extended by the aggregate number of days for which the amendment or supplement is delayed.

          (d) If a Holder receives notification from Onyx pursuant to Section 2.3(a) that the use of the Registration Statement or the Prospectus shall be suspended, then such Holder shall: (i) keep the fact of such notification and its contents confidential and (ii) immediately suspend all sales of Onyx Common Stock and any use of the Registration Statement and Prospectus until such time as such Holder receives notification from Onyx that such sales may be made.

     2.4 Information With Respect to Holders.

     It shall be a condition precedent to the obligations of Onyx to take any action pursuant to this Agreement that each selling Holder shall complete the Registration Statement Questionnaire attached hereto as Appendix I, and shall furnish to Onyx such other information regarding it and the securities held by it as Onyx shall reasonably request and as shall be required in order to effect any registration by Onyx pursuant to this Agreement.

     2.5 Expenses of Registration.

     Onyx shall pay all expenses of registration pursuant to this Agreement, including all registration, filing, qualification, printers’ and accounting fees, and fees and disbursements of counsel for Onyx, but excluding any fees, commissions or discounts incurred by any selling Holder in connection with the sale of the Registrable Securities and the fees and disbursements of counsel for any selling Holder.

3.	ASSIGNMENT

     None of the rights of any Holder under this Agreement shall be transferred or assigned to any person unless (a) such person is a Qualifying Holder (as defined below), (b) the transfer of the Registrable Securities to such person is permitted by the Purchase Agreement and (c) such person agrees to become a party to, and to be bound by all of the terms and conditions of, this Agreement by duly executing and delivering to Onyx an Instrument of Adherence in the form attached as Exhibit A hereto. For purposes of this Section 3, the term “Qualifying Holder” shall mean, with respect to any Holder, (i) any shareholder, partner or member of such Holder or (ii) any corporation, partnership or limited liability company controlling, controlled by, or under common control with, such Holder or any shareholder, partner or member thereof. None of the rights of any Holder under this Agreement shall be transferred or assigned to any person (including, without limitation, a Qualifying Holder) that acquires Registrable Shares in the event that, and to the extent that, such person is eligible to resell such Registrable Securities pursuant to Rule 144(k) of the Securities Act.

4.	INDEMNIFICATION

     4.1 By Onyx.

     To the extent permitted by law, Onyx shall indemnify and hold harmless each Holder, and any person who controls or is controlled by such Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, or actions with respect to such losses, claims, damages or liabilities, to which such Holder or controlling or controlled person may become subject under the Securities Act, the Exchange Act or other federal or state law (any of these, a “Loss”), insofar as such Loss arises out of or is based on: (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, including any preliminary Prospectus, final Prospectus or any amendment or supplement to the Registration Statement or any Prospectus or any other document incident thereto; (b) the omission or alleged omission to state in the Registration Statement or any Prospectus a material fact required to be stated in the Registration Statement or any Prospectus, or necessary to make the statements in the Registration Statement or any Prospectus not misleading; or (c) any violation or alleged violation by Onyx of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law (any of (a), (b) or (c), a “Violation”). Onyx will promptly pay to each such Holder or controlling or controlled person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss. Notwithstanding the foregoing, (i) the indemnification obligations of Onyx contained in this Section 4.1 shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of Onyx (which consent shall not be unreasonably withheld), (ii) Onyx shall not be liable to any Holder or controlling or controlled person for any Loss to the extent that such Loss arises out of or is based on written information furnished by any such Holder or controlling or controlled person expressly for use in connection with the Registration Statement or any Prospectus, and (iii) Onyx shall not be liable to any Holder or controlling or controlled person for any Loss to the extent such Loss arises out of the failure of such Holder or controlling or controlled person to deliver a copy of any Prospectus or Prospectus supplement.

     4.2 By the Holders.

     To the extent permitted by law, each selling Holder will indemnify and hold harmless Onyx, each of its directors, each of its officers who has signed the Registration Statement, each person or entity, if any, who controls or is controlled by Onyx within the meaning of the Securities Act, any other Holder selling securities in the Registration Statement and any controlling person of any such Holder, against any Loss to which any of the foregoing persons may become subject, to the extent that such Loss arises out of or is based on any Violation occurring as a result of the omission or alleged omission to state in the Registration Statement or any Prospectus a material fact required to be stated in the Registration Statement or any Prospectus, or necessary to make the statements in the Registration Statement or any Prospectus not misleading, if such omission or misstatement is made in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with the Registration Statement or the applicable Prospectus. Each such indemnifying Holder will promptly pay, as incurred, any legal or other expenses reasonably incurred by any person entitled to indemnification pursuant to this Section 4.2, in connection with investigating or defending any such Loss; provided however, that the indemnification obligations of the Holders contained in this Section 4.2 shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); and provided further, that in no event shall any indemnification obligations of any Holder under this Section 4.2 exceed the aggregate proceeds received by such Holder in the offering, except in the case of willful fraud by such Holder.

     4.3 Procedure.

          (a) Promptly after receipt by an indemnified party under this Article 4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification with respect to such action is to be made against any indemnifying party under this Article 4, deliver to the indemnifying party a written notice of the commencement of such action. The indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, to assume the defense of such action jointly with any other indemnifying party similarly noticed, with counsel mutually satisfactory to the indemnified and indemnifying parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure by an indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, however, will not relieve the indemnifying party of any liability that it may have to the indemnified party under this Article 4 unless, and to the extent, such failure is prejudicial to the indemnifying party’s ability to defend such action. No indemnifying party, in defending any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement, unless the claimant or plaintiff agrees to release the indemnified party from all liability with respect to such claim or litigation.

          (b) If the indemnification provided for in this Article 4 is held by a court of competent jurisdiction (and the time to appeal has expired or appeal is denied) to be unavailable to an indemnified party with respect to any Loss, then the indemnifying party, in lieu of indemnifying such indemnified party pursuant to this Article 4, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the Violation that resulted in such Loss, as well as any other relevant equitable considerations; provided however, that in no event shall any contribution by a Holder under this Section 4.3(b), when combined with any amounts paid by such Holder under Section 4.2, exceed the aggregate proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Violation.

5.	TRANSFER RESTRICTIONS AND PROCEDURES.

     Each Holder acknowledges and agrees that no sales of the Registrable Securities may be made under the Registration Statement and that the Registrable Securities are not transferable on the books of Onyx unless the certificate submitted to the transfer agent evidencing the Registrable Securities is accompanied by a separate Transfer Notice for Sales Pursuant to Registration Statement: (a) in the form of Appendix II hereto; (b) executed by an officer of, or other authorized person designated by, the Holder; and (c) to the effect that (i) the Registrable Securities have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or blue sky laws, (ii) the Registrable Securities have been sold in compliance with any restrictions on transfer under this Agreement and the Purchase Agreement and (ii) the requirement of delivering a current prospectus has been satisfied.

6.	MISCELLANEOUS

     6.1 Successors and Assigns.

     Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     6.2 Amendments and Waivers.

     Any term of this Agreement may be amended or waived only with the written consent of Onyx and the Majority Holders.

     6.3 Notices.

     Any notice required or permitted by this Agreement shall be in writing and shall be given by personal delivery, confirmed facsimile transmission, overnight courier service or certified or registered mail (airmail if sent internationally) with postage prepaid, in each case addressed to the party to be notified at such party’s address or facsimile number as set forth below (if to Onyx) or as set forth on the signature page hereto (if to the Holder), or as subsequently modified by written notice. The effective date of any notice shall be the date of personal delivery, the date on which successful facsimile transmission is confirmed, the date actually delivered by a reputable overnight courier service or seventy-two hours after mail deposit, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

If to the Company:

Onyx Software Corporation
1100 112th Avenue N.E., Suite 100
Bellevue, WA 98004-4504
Facsimile No.: (425) 732-2413
Attn: Chief Legal Officer

With a copy to:

Orrick, Herrington & Sutcliffe LLP
719 Second Avenue, Suite 900
Seattle, WA 98104
Facsimile No.: (206) 839-4301
Attn: Alan C. Smith

     6.4 Severability.

     If any provision of this Agreement, or the application of such provision to any person, place or circumstance, shall be held to be invalid, unenforceable or void, all other provisions of this Agreement, and the invalidated provision as applied to other persons, places and circumstances, shall remain in full force and effect, and shall be liberally construed in order to carry out the intent of the parties to this Agreement as nearly as possible. Any court or arbitrator having jurisdiction shall have the power to reform such provision to the extent necessary for the provision to be enforceable under applicable law.

     6.5 Governing Law; Jurisdiction.

     This Agreement shall be governed by and construed in accordance with the laws of the state of Washington. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement.

     6.6 Waiver of Jury Trial.

     Each of Onyx and each Holder hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the transactions contemplated hereby or the actions of such parties in the negotiation, administration, performance and enforcement hereof.

     6.7 Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.8 Headings.

     The titles and subtitles used in this Agreement are used for convenience of reference only and shall not be considered in construing or interpreting this Agreement.

     6.9 Entire Agreement.

     This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter of this Agreement and supersedes any prior or contemporaneous written or oral agreements with respect to such subject matter between the parties.

     6.10 Rule 144 Reporting.

     With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration or pursuant to a registration statement on Form S-3, Onyx agrees at all times to:

          (a) make and keep adequate current public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of Onyx under the Securities Act and the Exchange Act; and

          (c) furnish to each Holder upon request a written statement by Onyx as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and Exchange Act, a copy of the most recent annual or quarterly report of Onyx, and such other reports and documents so filed by Onyx as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration.

[signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

ONYX SOFTWARE CORPORATION

By:	/s/ Brent Frei

Name: Brent Frei
Its: Chief Executive Officer

VISUALE, INC.

By:	/s/ Scott Broomfield

Name: Scott Broomfield
Its: Chief Executive Officer

Address:	c/o Scott Broomfield
19580 Montevina Rd
Los Gatos, CA 95033

Fax: